Exhibit 99.1

Investor Relations ir@membershipcollectivegroup.com Media and Press press@membershipcollectivegroup.com

Membership Collective Group Announces Fiscal Year and Fourth Quarter 2021 Results and Provides Business Update

•
Fourth Quarter 2021 Total revenue of $184.5 million, 158% growth on Q4 2020
•
Fiscal Year 2021 Total members increased by 31% or 37,000 year-over-year
•
Membership waitlist now sits at an all-time high of >70,000
•
Soho House Members Retention returned to pre-COVID levels, at 95%
•
Delivering nine new Soho House openings in 2022 versus previously guided 5-7
•
Confident in beating Soho House membership goal by 25% in 2022

LONDON, U.K. March 16, 2022 — Membership Collective Group Inc. (NYSE: MCG) (“MCG,” “Company,” “we” or “our”), a global membership platform of physical and digital spaces that connects a vibrant, diverse, and global group of members, today announced results for the fiscal year and fourth quarter ended January 2, 2022.

“It’s been a year of strong growth for MCG, despite what at times have been challenging conditions for our Houses across the world, especially with the emergence of the Omicron COVID variant in December which impacted the business during one of our busiest periods,” said Nick Jones, Founder and CEO of MCG. “This year has started more promisingly, with February revenues in our Soho Houses and restaurants ahead of 2019 levels and our waitlist exceeding 70,000 for the first time. Our proven ability to deliver new Houses and unprecedented demand for our memberships gives us confidence to increase our Soho House openings to nine this year and 8-10 per year thereafter, and the expectation to beat our previous Soho House membership goal by 25% in 2022.”

Fiscal Year 2021 Financial Results

•
Fiscal Year 2021 Total revenues increased by 46% year-over-year to $560.6m; member first focus drove strong growth despite pandemic disruption
•
Fiscal Year 2021 Membership revenues increased by 7% year-over-year, accounting for 34% of Total revenues
•
Fiscal Year 2021 Net loss attributable to Membership Collective Group Inc. was ($265.4m) or ($1.88) per share
•
Fiscal Year 2021 Adjusted EBITDA of $(24.0m), a $20.1m improvement compared to the fiscal year 2020 despite inflationary pressures

Fourth Quarter 2021 Financial Results

•
Fourth Quarter 2021 Total revenues increased 158% from Q4 2020 to $184.5m, reflecting strong start to the quarter before the impact of the Omicron COVID variant on peak trading in December
•
Fourth Quarter 2021 Membership revenues increased by 24% year-over-year, accounting for 29% of Total revenues
•
Fourth Quarter 2021 Net loss attributable to Membership Collective Group Inc. was ($41.9m) or ($0.21) per share
•
Fourth Quarter 2021 Adjusted EBITDA of $2.6m up $21.7m from the Fourth Quarter 2020

Summary of Financial Results for the Quarter and Fiscal Year Ending January 2, 2022

	For the 13 Weeks Ended		For the Fiscal Year Ended
(in thousands, unless otherwise noted)	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Total revenues	$184,515	$71,641	$560,554	$384,376
Membership revenues	52,671	42,351	189,189	176,910
In-House revenues	89,023	25,630	217,934	126,774
Other revenues	42,821	3,660	153,431	80,692
Operating loss	(24,162)	(53,738)	(188,026)	(154,730)
House-Level Contribution⁽¹⁾	32,036	17,120	82,852	81,159
House-Level Contribution Margin (%)⁽¹⁾	24%	26%	21%	27%
Other Contribution⁽¹⁾	5,323	(13,903)	1,710	(26,070)
Other Contribution Margin (%)⁽¹⁾	11%	n/m	1%	(31)%
Net loss attributable to MCG Inc.	(41,902)	(72,450)	(265,395)	(228,461)
Adjusted EBITDA⁽¹⁾	2,559	(19,124)	(23,969)	(44,081)
Adjusted EBITDA Margin (%)⁽¹⁾	1%	(27)%	(4)%	(11)%
Net Debt⁽¹⁾⁽²⁾	n/a	n/a	382,387	736,416

(1) See “Non-GAAP Financial Measures” on page 6 for reconciliations of Non-GAAP measures to GAAP measures.

(2) Net Debt is presented as of January 2, 2022 and January 3, 2021 respectively.

Expenses listed below are not added back in Adjusted EBITDA:

	For the 13 Weeks Ended		For the Fiscal Year Ended
(in thousands, unless otherwise noted)	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Pre-opening expenses	$5,304	$5,082	$21,294	$21,058
Non-cash rent	5,753	4,813	12,651	15,627
Deferred registration fees, net	3,878	(193)	4,463	1,149

Membership Summary for the Quarter and Fiscal Year Ending January 2, 2022

	As of
	January 2, 2022	January 3, 2021
Total Members	155,836	118,761
Soho House	122,807	113,509
Frozen Members	4,454	15,154
Soho Friends	23,453	2,137
Soho Works	5,016	1,255
HOME+	4,560	1,860
SH.APP Active Users	119,677	78,139

Memberships

•
Total Members in the fourth quarter 2021 grew to 155,836 from 144,503 in the third quarter 2021 and by 31% year-over-year. COVID restrictions in some locations delayed a number of intakes in December, into the current fiscal year.
•
Soho House Members grew to 122,807 from 117,728 in the third quarter 2021, as retention rates returned to pre-pandemic levels of 95% alongside membership intakes in both new and existing Houses.
•
Frozen Members totaled 4,454 at the end of the fourth quarter 2021, a further decrease of 2,298 since the end of the third quarter 2021, and almost back to pre-pandemic levels. Membership reactivations occurred across all regions.
•
Other Memberships including Soho Friends, Soho Works and SOHOHOME+ increased to 33,029 members, an increase of 6,254 from the end of the third quarter 2021 and +529% increase year-on-year.

Soho House

•
Number of Soho Houses increased to 33 in fiscal year 2021 with the opening of Soho House Rome in October 2021. We have now opened 15 new Houses since the beginning of 2018.
•
Continued recovery of In-House Revenue despite Omicron Overall In-House revenues grew to $89.0m in Q4’21, up from $25.6m in Q4’20, and $66.9m in Q3’21 despite the significant impact of Omicron in December, a key trading period for MCG. Our accommodation performance was robust in October and November, and our Average Daily Rate (ADR) on average was 38% higher in Q4’21 than Q4’19 levels which helped offset lower occupancy levels and led to 4% comparable Revenue per Available Room (RevPAR) growth.
•
Efficiency program continued to progress, notwithstanding inflationary pressures that the industry is facing. To combat inflationary pressures further, we implemented a further F&B price increase in our North American Houses during Q4. Overall our food and beverage cost of sales ratios improved 3% versus Q4’19 and 1% versus Q4’20 at our Houses.
•
Member app (SH.APP) 81% of our members now use the SH.APP, a 57% increase during 2021. We saw 1.9m bookings go through our booking engine taking the overall adoption of online bookings to 72% by the end of 2021. The uptake of House Connect continues to increase with 31% of our members now engaging with it. Learnings from this, especially the matching algorithm, are being incorporated into our launch of Soho Connect – our digital-only membership which will launch in 2H 2022.

Other

•
Soho Home revenues in Q4’21 increased by 105% YoY, despite well flagged industry inventory supply issues which are now alleviating. Members continue to account for 74% of revenues. We opened an additional Soho.Home.Studio in New York in November, a 5,000 square foot retail space showcasing the latest Soho Home range.
•
Scorpios Beach Club in Mykonos is a seasonal business and was closed for the quarter.
•
The Ned our management fee continued to improve in the quarter, but remains below 2019 levels.
•
Soho Friends Membership added over 5,500 members during the quarter to reach 23,453 members.
•
Soho Works continued to benefit from the trend towards flexible working, with memberships increasing by a further 519 to 5,016 during the quarter. Across all our Soho Works sites, approximately 30% of our space is offices for rent, with global office occupancy at almost 100% at period end.
•
The LINE and Saguaro Hotels performance continued to improve relative to Q3’21 with both occupancy and ADR increasing further.

Liquidity

•
Ended the year with Cash and Cash equivalents and Restricted Cash of $221m.
•
We have also extended the maturity of our undrawn £75m ($99m) RCF facility with HSBC until January 25, 2024.

•
Additionally, on March 9, we exercised our option under the Goldman Sachs Senior Secured Note Purchase Agreement to issue $100 million of additional notes. The net proceeds will be used for general corporate purposes.

Current Outlook:

The following forward-looking statement reflects MCG’s expectations as of March 16, 2022:

•
We remain confident about the overall recovery of our MCG Group revenues given the positive momentum of Q4’21 carrying through into Q1’22. Our February 2022 revenues in our UK and US Houses and Restaurants, performed 15% and 3% above the comparative 2019 pre-pandemic levels, respectively.
•
Total MCG membership increased by a further 6% in the first two months of the current quarter. Together with our high level of member retention, record waitlist numbers and growth from new Houses, membership continues to be a very valuable recurring revenue stream.
•
We have accelerated our pipeline for site openings in 2022 to nine Soho Houses covering four new Countries. In the first quarter of 2022 we will have opened two new Soho Houses in Nashville and Brighton. This will be followed in April by Holloway House in West Hollywood. From fiscal 2023 onwards, we now aim to open 8-10 new Soho Houses per annum.
•
With the increased Houses in our pipeline combined with the unprecedented demand for our memberships we feel confident in exceeding our membership goals this year.
•
We remain cautious about the emergence of any future COVID-19 variants, along with continued inflationary pressures, particularly in energy supply. However, we have several cost control programs in progress to counter some of these pressures. Notwithstanding these headwinds we expect to deliver sustained margin growth within the short term and beyond.

Conference Call and Webcast:

The Membership Collective Group will host a conference call and live webcast to discuss these results and business outlook on March 16, 2022 at 08:30 EDT / 12.30 GMT.

A live broadcast and accompanying presentation will be available at MCG’s website

www.membershipcollectivegroup.com.

To listen to the live conference call, please dial: UK +44 (0) 203 059 58 69 or US +1 (760) 294-1674.

A replay of the webcast will be available on the MCG website following the call for up to 90 days.

Non-GAAP Financial Measures

This release contains certain financial measures, including Adjusted EBITDA, House-Level Contribution and Margin, Other Contribution and Margin, Net Debt and certain financial measures presented on a Constant Currency basis that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (‘GAAP’). We refer to these measures as ‘non-GAAP financial measures.’ We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. We consider these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, interest, depreciation, and amortization that we believe are not representative of our core business. We use these non-GAAP financial measures as operating metrics for business planning purposes and in measuring our performance.

The non-GAAP financial measures we use herein are defined by us as follows:

ADJUSTED EBITDA. Adjusted EBITDA is a supplemental measure of our performance. Adjusted EBITDA is defined as Net income (loss) before Depreciation and amortization, Interest expense, net, Income tax (expense) benefit, adjusted to take account of the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These other items include, but are not limited to, Gain (loss) on sale of property and other, net, Share of loss (profit) from equity method investments, Foreign exchange, Share of equity method investments adjusted EBITDA and Share-based compensation expense. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses (income) that do not relate to ongoing business performance.

HOUSE-LEVEL CONTRIBUTION AND MARGIN. House-Level Contribution is defined as House Revenues less In-House operating expenses, which includes expense items such as food and beverage costs, labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. House-Level Contribution Margin is defined as House-Level Contribution as a percentage of our House Revenues and is a key determinant of our performance and profitability and our return on the investment we make in each of our Houses. Given that all costs associated with providing our members with the Soho House experience, including the costs associated with maintaining our Houses and providing services to members while in the Houses, are included in In-House operating expenses, we use House Revenues (inclusive of House Membership Revenues) in calculating House-Level Contribution and House-Level Contribution Margin to assess the overall profitability of our Houses. Accordingly, our management considers House-Level Contribution and House-Level Contribution Margin to be an important management measure to evaluate the performance of each House, and growth in aggregate House-Level Contribution allows us to leverage our general and administrative costs and improve overall profitability.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues are comprised primarily of annual membership fees and one-time registration fees from Soho House members which are amortized over 20 years.

IN-HOUSE REVENUES. In-House revenues include all revenues realized within our Houses, including food and beverage, accommodation and spa products and treatments.

HOUSE REVENUES. House Revenues is defined as House Membership Revenues plus In-House revenues, less Non-House Membership Revenues. Our management views House Membership Revenues and In-House revenues as interrelated and their aggregation as important in tracking House performance. Although there is no minimum spend for any member on In-House offerings, nevertheless in practice most members consume food and beverage, accommodations and other offerings at our Houses. The pricing of our In-House offerings is reflective of the fact that the significant majority of In-House offerings that generate In-House revenues are consumed by members who also pay a membership fee in relation to that House, with pricing of such In-House offerings being identical for both members and non-members.

OTHER CONTRIBUTION AND MARGIN. Other Contribution is defined as Other revenues plus Non-House Membership Revenues less Other operating expenses, which includes expense items not related to the operation of Houses, such as labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. Other Contribution Margin defined as Other Contribution as a percentage of our Other revenues and is a key determinant of our performance and profitability and our return on the investment in our non-House business. Our management considers Other Contribution and Contribution Margin to be an important management measure.

NET DEBT. Net Debt reflects the total debt, comprising long-term debt, property mortgage loans and related party loans, less cash, cash equivalents and restricted cash. Net Debt is an important measure to monitor leverage and evaluate the balance sheet. A limitation associated with using Net Debt is that it subtracts Cash and cash equivalents and Restricted cash and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.

REVENUE PER AVAILABLE ROOM. The key industry standard for measuring hotel-operating performance is RevPAR, which is calculated by multiplying the percentage of occupied rooms by the average daily room rate realized.

CONSTANT CURRENCY. Some of our financial and operational data that we disclose in this release is presented on a ‘constant currency’ basis to isolate the effect of currency changes during the period. Where we refer to a measure being calculated in ‘constant currency,’ we are calculating the dollar change and the percentage change as if the exchange rate that is being used in the current period was in effect for all prior periods presented. We believe that this calculation provides a more meaningful indication of actual year over year performance and eliminates any fluctuations from currency exchange rates.

While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure.

A reconciliation of Net loss to Adjusted EBITDA for the 13 weeks ending January 2, 2022 and January 3, 2021 is set forth below:

	For the 13 Weeks Ended		Percent Change
	January 2, 2022	January 3, 2021	Actuals	Constant Currency⁽¹⁾
	Actuals
	(Unaudited, dollar amounts in thousands)
Net loss	$(42,348)	$(75,849)	44%	45%
Depreciation and amortization	22,363	22,852	(2)%	(4)%
Interest expense, net	16,933	21,459	(21)%	(22)%
Income tax benefit	(1,154)	(238)	n/m	n/m
EBITDA	(4,206)	(31,776)	87%	87%
Loss on sale of property and other, net	35	175	(80)%	(80)%
Share of loss of equity method investments	2,372	715	n/m	n/m
Foreign exchange	(4,980)	(6,992)	29%	30%
Share of equity method investments adjusted EBITDA	487	949	(49)%	(50)%
Share-based compensation expense	6,702	1,976	n/m	n/m
Membership credits expense⁽²⁾	2,871	5,874	(51)%	(52)%
COVID-19 related charges⁽³⁾	(47)	282	n/m	n/m
Corporate financing and restructuring costs⁽⁴⁾	(675)	11,160	n/m	n/m
Abandoned project and site closure costs	—	(1,487)	n/m	n/m
Adjusted EBITDA	$2,559	$(19,124)	n/m	n/m

(1)
See “Non-GAAP Financial Measures—Constant Currency” for an explanation of our constant currency results.
(2)
Beginning on March 14, 2020, due to the COVID-19 pandemic, we issued membership credits to active members of our closed Houses to be redeemed for certain Soho Home products and services. Membership credits were a one-time goodwill gesture, issued as a marketing offer to active members. The expense represents our best estimate of the cost in fulfilling the membership credits.
(3)
Represent items of additional expense incurred in order to comply with health and safety protocols while keeping certain Houses open during the pandemic.
(4)
Our Corporate financing and restructuring costs vary significantly each year and period presented based on financing and restructuring being undertaken. Such costs do not relate to normal, recurring, cash operating expenses.

A Reconciliation of Operating loss to House-Level Contribution & Other Contribution for the 13 weeks ending January 2, 2022 and January 3, 2021 is set forth below:

	For the 13 Weeks Ended
	January 2, 2022	January 3, 2021	Change %	January 3, 2021 Constant Currency	Constant Currency Change %
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating loss	$(24,162)	$(53,738)	55%	$(54,681)	56%
General and administrative	29,009	17,769	63%	18,081	60%
Pre-opening expenses	5,304	5,082	4%	5,171	3%
Depreciation and amortization	22,363	22,852	(2)%	23,253	(4)%
Share-based compensation	6,702	1,976	n/m	2,011	n/m
Foreign exchange loss, net	(4,980)	(6,992)	29%	(7,115)	30%
Other	3,123	16,268	(81)%	16,553	(81)%
Non-House Membership Revenues	(6,397)	(920)	n/m	(936)	n/m
Other revenues	(42,821)	(3,660)	n/m	(3,724)	n/m
Other operating expenses	43,895	18,483	n/m	18,807	n/m
House-Level Contribution	$32,036	$17,120	87%	$17,420	84%
Operating loss margin	(13)%	(75)%		(75)%
House-Level Contribution Margin	24%	26%		26%

	For the 13 Weeks Ended
	January 2, 2022	January 3, 2021	Change %	January 3, 2021 Constant Currency	Constant Currency Change %
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating loss	$(24,162)	$(53,738)	55%	$(54,681)	56%
General and administrative	29,009	17,769	63%	18,081	60%
Pre-opening expenses	5,304	5,082	4%	5,171	3%
Depreciation and amortization	22,363	22,852	(2)%	23,253	(4)%
Share-based compensation	6,702	1,976	n/m	2,011	n/m
Foreign exchange loss, net	(4,980)	(6,992)	29%	(7,115)	30%
Other	3,123	16,268	(81)%	16,553	(81)%
House Membership Revenues	(46,274)	(41,431)	(12)%	(42,158)	(10)%
In-House revenues	(89,023)	(25,630)	n/m	(26,080)	n/m
In-House operating expenses	103,261	49,941	n/m	50,817	n/m
Total Other Contribution	$5,323	$(13,903)	n/m	$(14,148)	n/m
Operating loss margin	(13)%	(75)%		(75)%
Other Contribution Margin	11%	n/m		n/m

A reconciliation of Net loss to Adjusted EBITDA for the Fiscal Year ending January 2, 2022 and January 3, 2021 is set forth below:

	For the Fiscal Year Ended		Percent Change
	January 2, 2022 Actuals	January 3, 2021 Actuals	Actuals	Constant Currency(1)
	(Unaudited, dollar amounts in thousands)
Net loss	$(268,714)	$(235,275)	(14)%	(6)%
Depreciation and amortization	83,613	69,802	20%	12%
Interest expense, net	84,382	77,792	8%	1%
Income tax expense (benefit)	894	(776)	n/m	n/m
EBITDA	(99,825)	(88,457)	(13)%	(5)%
Gain on sale of property and other, net	(6,837)	(98)	n/m	n/m
Share of loss of equity method investments	2,249	3,627	(38)%	(42)%
Foreign exchange	25,541	(3,354)	n/m	n/m
Share of equity method investments adjusted EBITDA	4,662	3,563	31%	22%
Share-based compensation expense	26,660	2,618	n/m	n/m
Membership credits expense⁽²⁾	7,923	12,156	(35)%	(39)%
COVID-19 related charges⁽³⁾	(664)	4,606	n/m	n/m
Corporate financing and restructuring costs⁽⁴⁾	16,322	14,147	15%	7%
Abandoned project and site closure costs	—	7,111	n/m	n/m
Adjusted EBITDA	$(23,969)	$(44,081)	46%	49%
(1)
See “Non-GAAP Financial Measures—Constant Currency” for an explanation of our constant currency results.
(2)
Beginning on March 14, 2020, due to the COVID-19 pandemic, we issued membership credits to active members of our closed Houses to be redeemed for certain Soho Home products and services. Membership credits were a one-time goodwill gesture, issued as a marketing offer to active members. The expense represents our best estimate of the cost in fulfilling the membership credits.
(3)
Represent items of additional expense incurred in order to comply with health and safety protocols while keeping certain Houses open during the pandemic. In 2021, we received a government grant related to business rates in the UK which reduced our COVID related expenses.
(4)
Our Corporate financing and restructuring costs vary significantly each year and period presented based on financing and restructuring being undertaken. Such costs do not relate to normal, recurring, cash operating expenses. In fiscal 2021, these costs consisted of refinancing fees incurred of $2,534 and a portion of IPO-related costs of $13,788 which were not eligible to be recognized directly in equity. In fiscal 2020, we undertook an internal restructuring to simplify the business in terms of headcount and cost structure, incurring $5,956 as well as $3,323 of losses in respect of contractual arrangements and $2,992 of site restructuring and closure costs, further we began preparations for a refinancing transaction, which we subsequently completed in March 2021, incurring $1,551 as well as including establishing an equity compensation plan, incurring $325.

A Reconciliation of Operating loss to House-Level Contribution & Other Contribution for the Fiscal Year ending January 2, 2022 and January 3, 2021 is set forth below:

	For the Fiscal Year Ended
	January 2, 2022	January 3, 2021	Change %	January 3, 2021 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating loss	$(188,026)	$(154,730)	(22)%	$(166,208)	(13)%
General and administrative	89,383	74,954	19%	80,514	11%
Pre-opening expenses	21,294	21,058	1%	22,620	(6)%
Depreciation and amortization	83,613	69,802	20%	74,979	12%
Share-based compensation	26,660	2,618	n/m	2,812	n/m
Foreign exchange loss (gain), net	25,541	(3,354)	n/m	(3,603)	n/m
Other	26,097	44,741	(42)%	48,060	(46)%
Non-House Membership Revenues	(15,431)	(2,489)	n/m	(2,674)	n/m
Other revenues	(153,431)	(80,692)	90%	(86,677)	77%
Other operating expenses	167,152	109,251	53%	117,355	42%
House-Level Contribution	$82,852	$81,159	2%	$87,178	(5)%
Operating loss margin	(34)%	(40)%		(40)%
House-Level Contribution Margin	21%	27%		27%

	For the Fiscal Year Ended
	January 2, 2022	January 3, 2021	Change %	January 3, 2021 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating loss	$(188,026)	$(154,730)	(22)%	$(166,208)	(13)%
General and administrative	89,383	74,954	19%	80,514	11%
Pre-opening expenses	21,294	21,058	1%	22,620	(6)%
Depreciation and amortization	83,613	69,802	20%	74,979	12%
Share-based compensation	26,660	2,618	n/m	2,812	n/m
Foreign exchange loss (gain), net	25,541	(3,354)	n/m	(3,603)	n/m
Other	26,097	44,741	(42)%	48,060	(46)%
House Membership Revenues	(173,758)	(174,421)	(0)%	(187,358)	(7)%
In-House revenues	(217,934)	(126,774)	72%	(136,177)	60%
In-House operating expenses	308,840	220,036	40%	236,357	31%
Total Other Contribution	$1,710	$(26,070)	n/m	$(28,004)	n/m
Operating loss margin	(34)%	(40)%		(40)%
Other Contribution Margin	1%	(31)%		(31)%
(1)
See “Non-GAAP Financial Measures—Constant Currency” in Form 10-K for an explanation of our constant currency results.

A reconciliation of Net Debt as of January 2, 2022 and January 3, 2021 is set forth below:

	As of		Percentage change
	January 2, 2022	January 3, 2021	Actuals	Constant Currency
Current portion of debt, net of debt issuance costs	$6,923	$88,802	(92)%	(92)%
Debt, net of current portion and debt issuance costs	459,343	574,580	(20)%	(19)%
Property mortgage loans, net of debt issuance costs	115,122	114,798	0%	1%
Current portion of related party loans	21,661	611	n/m	n/m
Related party loans, net of current portion and imputed interest	—	17,595	n/m	n/m
Total debt	603,049	796,386	(24)%	(22)%

Cash and cash equivalents	(212,833)	(52,887)	n/m	n/m
Restricted cash	(7,829)	(7,083)	(11)%	(12)%
Net Debt	$382,387	$736,416	(48)%	(46)%

Key Performance and Operating Metrics Evaluated by Management

In assessing the performance of our business, we consider a variety of operating and financial measures. These key measures include:

NUMBER OF SOHO HOUSES. The number of Soho Houses reflects the total number of Soho Houses in operation in any period, irrespective of whether each House is (i) controlled by us, (ii) operated through a non-controlling interest in a joint venture or (iii) operated through a management contract.

We review the number of members from all Houses to assess new member growth, total House Revenues, and House-Level Contribution.

NUMBER OF SOHO HOUSE MEMBERS. Our Soho House membership model is an integral part of our business and has a significant impact on our profitability and financial performance. Typically, members hold an Every House membership or a Local House membership. Member count is the primary driver of Membership Revenues and is also a critical factor in In-House Revenues as members utilize the offerings that are provided within the Houses. Soho House members include all active, frozen and non-paying members.

The extent to which we achieve growth in our membership base, retain existing members and periodically increase our membership fee rates will impact our profitability. We have historically enjoyed strong member loyalty, reflected by very high retention rates. Robust demand for our memberships is also evidenced by considerable wait lists for our Houses.

The year-over-year increase in our total number of Soho House members is driven by a combination of increases in membership at existing Houses and members from new Houses.

NUMBER OF OTHER MEMBERS. Other members include members of Soho Works, Soho Friends and SOHO HOME+ and are key to our growth strategy and enhancing our Soho House member experience. Like Soho House members, other memberships are an integral part of our business and we believe will have a significant impact on our profitability and financial performance in the future.

FROZEN MEMBERS. Frozen Members refers to Soho House members who have elected to suspend their membership payments on a six, nine- or twelve-month basis during which period the member is not able to gain access to a Soho House site as a member, access our membership Apps, or book bedrooms or Cowshed treatments or products on discounted member rates. Frozen Members are not included in Adult Paying Members, but are included in the total number of Soho House members.

MEMBERSHIP REVENUES. Membership revenues are comprised of House Membership Revenues (as defined below) and Non-House Membership Revenues (as defined below). House Membership Revenues and Non-House Membership Revenues are each comprised primarily of annual membership fees and one-time registration fees which are amortized over 20 years. Membership revenues are a function of the number of members, membership mix, and membership pricing. For GAAP, we report Membership revenues only from Houses and sites in which we own a controlling interest. Our membership pricing varies by geographic segment and membership offering and, as such, our mix of House and Soho Works club openings can affect our revenue growth and profitability over time. Prices are generally higher in North America and the rest of the world compared with the UK and Europe. Membership revenues provide a stable and recurring source of revenues which have few direct costs and, as such, is a reliable and predictable source of cash flow.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues is an important performance indicator and is defined above in the NON-GAAP reconciliation.

IN-HOUSE REVENUES. In-House revenues refer to all revenues realized within our Houses, and primarily includes revenues from food and beverage, accommodation, and spa products and treatments.

HOUSE REVENUES. House Revenues is an important performance indicator and is defined in “Non-GAAP Financial Measures."

OTHER REVENUES. Other revenues are defined as total revenues that are not realized within our Houses, including revenues from Scorpios, Soho Works and our stand-alone restaurants, procurement fees from Soho House Design, Soho Home and Cowshed retail products and other revenues from products and services that we provide outside of our Houses, as well as management fees from the Ned.

NON-HOUSE MEMBERSHIP REVENUES. Non-House Membership Revenues are comprised of Soho Works membership revenues, Soho Friends membership revenues and SOHO HOME+ membership revenues.

SH.APP ACTIVE USERS. SH.APP Active App Users is defined as unique users who have logged into our membership App within the last three months.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the second quarter of 2021, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our report on form 10-Q for the quarter ended October 3, 2021 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investor Relations

ir@membershipcollectivegroup.com

Media and Press

press@membershipcollectivegroup.com

About Membership Collective Group:

The Membership Collective Group (MCG) is a global membership platform of physical and digital spaces that connects a vibrant, diverse and global group of members. These members use the MCG platform to work, socialize, connect, create and flourish all over the world. We began with the opening of the first Soho House in 1995 and remain the only company to have scaled a private membership network with a global presence. Members around the world engage with MCG through our global collection of 33 Soho Houses, 9 Soho Works, The Ned in London, Scorpios Beach Club in Mykonos, Soho Home – our interiors and lifestyle retail brand – and our digital channels. The LINE and Saguaro hotels in North America also form part of MCG’s wider portfolio.

For more information, please visit www.membershipcollectivegroup.com.

Source: Membership Collective Group (MCG)